Jeremy Bohbot                                         700 West 16th Avenue
    Barrister & Solicitor                                                       Vancouver BC
             Notary Public                                                         Canada  V5Z 1S7

August 6th, 2009

United States Securities and Exchange Commission
100 F Street, North East
Washington, D.C. 20549

Dear Sirs and Mesdames:

Re:       Neurokine Pharmaceuticals Inc.
Registration of 50,200 Shares of Common Stock on Form S-1

I hereby consent to the filing of my opinion as an exhibit to the registration statement of Neurokine Pharmaceuticals Inc., a British Columbia corporation, on Form S-1.

Yours truly,

/s/Jeremy Bohbot

Jeremy Bohbot, Barrister and solicitor

Member of the Law Society of British Columbia